[ACCOUNTING AND CONSULTING GROUP LETTERHEAD]


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT


         We hereby consent to the use in the Registration Statement on Form SB-2 (filed with the Securities and Exchange Commission) and the Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding
Company on Form MHC-2 (filed with the Office of Thrift Supervision) of our report dated August 18, 1999 on the financial statements of Alamogordo Financial Corporation and subsidiary for the years ended June 30, 1999 and 1998.

         We also consent to the reference to us under the heading "Experts" appearing in the Prospectus.



/s/  Accounting and Consulting Group, L.L.P.
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Alamogordo, New Mexico
December 15, 1999